Exhibit 10.4

DEFEASANCE AND WAIVER AGREEMENT

This Defeasance and Waiver Agreement (this “Agreement”), dated as of August 30, 2021, is by and between Aditxt, Inc., a Delaware corporation (the “Company”) and CVI Investments, Inc. (the “Investor”). Capitalized terms not defined herein shall have the meanings assigned to them in the January SPA (as defined herein).

WITNESSETH:

WHEREAS, on January 25, 2021, the Company entered into a securities purchase agreement (the “January SPA”) with the Investor whereby the Company issued the investor, among other things, a convertible secured promissory note in the principal amount of $6,000,000 (the “January 2021 Note”) and a warrant to purchase shares of common stock of the Company (the “January 2021 Warrant”); and

WHEREAS, on August 25, 2021, the Company entered into a securities purchase agreement (as in effect as of the date hereof, the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell to such investors an aggregate of 4,583,334 shares of common stock of the Company (the “Shares” or “Common Stock”) at a purchase price of $2.40 per share (the “August 2021 Financing”). The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-257645), which was declared effective by the Securities and Exchange Commission on July 13, 2021; and

WHEREAS, Concurrently with the sale of the Shares, pursuant to the Purchase Agreement the Company also sold warrants to purchase 4,583,334 shares of common stock (the “Warrants”) to such investors in a concurrent private placement; and

WHEREAS, on August 25, 2021, the Company entered into a letter of intent to acquire a biopharmaceutical company commercializing a COVID-19 antiviral oral therapy (as in effect as of the date hereof, the “LOI”); and

WHEREAS, the August 2021 Financing and/or the execution of the LOI would result in an adjustment of the Conversion Price of the January 2021 Note, based upon the provisions therein set forth (the “Contractual Adjustment”); and

WHEREAS, in exchange for (a) a cash payment by the Company to the Investor of $1.2 million (the “Cash Payment”), (b) a waiver, in part, of the Contractual Adjustment such that the Note shall be convertible into 4,802,497 shares of Common Stock (without giving effect to the conversion notices received by the Company from the Investor prior to the date hereof totaling 1,005,748 shares) (the “Adjustment Waiver”) and (c) in accordance with Section 2(d) of the January 2021 Warrant, a voluntary and permanent reduction by the Company of the exercise price of the January 2021 Warrant to $2.53 per share (the “Voluntary Warrant Reduction”), effective as of the Effective Time (as defined below), the Company desires that the Investor waive all of the Investor’s rights pursuant to Sections 2, 3(e), 4, 5(b), 7(a), 7(c), 7(d), 8, 9(a), 12, and 14 of the January 2021 Note (the “Defeasance”).

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Adjustment Waiver and Voluntary Warrant Reduction. Effective as of the date hereof, the Investor and the Company hereby consent to and agree that the Adjustment Waiver and the Voluntary Warrant Reduction shall have occurred and, solely with respect to the transactions contemplated by the LOI, the Investor hereby waives its right to effect a redemption under the January 2021 Warrant.

2. Defeasance. From the date hereof through October 15, 2021, the Investor shall forbear from exercising any of its rights under Sections 2, 3(e), 4 (other than with respect to Section 4(a)(iv), 4(a)(v), 4(a)(vii) or any Bankruptcy Event of Default (as defined in the January 2021 Note)), 5(b), 7(a), 7(c), 7(d), 8, 9(a), 12, and 14 of the January 2021 Note. Effective as of the time of the Company’s wire, in U.S. dollars and immediately available funds, of the Cash Payment to the Investor in accordance with the wire instructions delivered by the Investor to the Company (the “Effective Time”), the Defeasance shall occur and the Investor hereby (a) authorizes the Company or any agent or other designee of the Company to file UCC-3 financing statement terminations with respect to each financing statement filed against the Company for the benefit of the Investor, and (b) agrees, that at any time and from time to time, it will promptly execute and deliver such other termination statements or other agreements and instruments in form and substance reasonably satisfactory to the Company and take such other actions as the Company or its counsel may reasonably request to evidence, effect or reflect on public record the release of the security interests, pledges, liens and other encumbrances granted to the Investor pursuant to the January 2021 Note, each at the Company’s expense.

3. Restrictions on Subsequent Placements and Amendments. The Company agrees that for the period commencing on the date hereof through, and including, September 30, 2021 (the “Restricted Period’), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined in the Securities Purchase Agreement), any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (other than Excluded Securities or such issuances required pursuant to the terms of the LOI, the Warrant and/or the Purchase Agreement, as applicable). The Company further agrees that during the Restricted Period, neither the Company nor any of its Subsidiaries shall, directly or indirectly, amend, modify or waive any Convertible Security or agreement to lower the exercise price, conversion price, exchange price (or increase the aggregate number of shares of Common Stock issued or issuable thereunder or in exchange therewith) or other similar term or condition of any such Convertible Security or agreement.

4. 8-K Filing. The Company shall, on or before 9:30 a.m., New York City time, on the date of this Agreement, issue a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching this Agreement, as exhibits thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the date of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the 8-K Filing without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor from and after the 8-K Filing without the Investor’s express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon and after the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

5. Fees. The Company pay Kelley Drye & Warren, LLP (counsel to the Investor) a non-accountable amount of $15,000 in connection with preparing and delivering this Agreement and the New Warrant.

6. Miscellaneous.

a. Except as set forth above, the execution and delivery of this Agreement shall not be construed to waive any right of the Investor under the Transaction Documents and the ancillary documents executed in connection therewith. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b. This Agreement constitutes the entire agreement between the Company and the Investor with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied understandings between them with respect to such matters. The terms set forth in this Agreement may not be amended without the prior written consent of each of the Company and the Investor.

c. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof.

d. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

ADITXT, INC.

By:
	Name:	Amro Albanna
	Title:	Chief Executive Officer

CVI INVESTMENTS, INC.

By:
Name:
Title:

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